EXHIBIT 99.1

[Rural/Metro Corporation logo]




CONTACT:  Liz Merritt, Rural/Metro Corporation
          (480) 606-3337
          Financial Dynamics, Investor Relations
          Jim Byers (Investors)
          (415) 439-4504


For immediate release
---------------------

                    RURAL/METRO ANNOUNCES STRONG, PRELIMINARY
                     FOURTH-QUARTER AND FISCAL 2005 RESULTS

>>   Fourth-quarter net revenue up 10.1% to $137.4 million

>>   Full-year net revenue up 7.6% to $531.1 million

>>   5% Growth in Quarterly Transport Volume

>>   7% increase in Quarterly Net/Net EMS Average Patient Charge

SCOTTSDALE, Ariz. (Sept. 13, 2005) - Rural/Metro Corporation (Nasdaq/SC: RURL), a leading provider of medical transportation and private fire protection services, announced today preliminary, unaudited financial results for its fourth quarter and fiscal year ended June 30, 2005.

The company has issued preliminary financial results as it completes its evaluation of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, and expects to file its Form 10-K and final results with the Securities and Exchange Commission on September 28, 2005. The company expects final results will be consistent with preliminary, unaudited results announced today.

For the fourth quarter ended June 30, 2005, net revenue increased 10.1% to $137.4 million, compared to $124.8 million in the fourth quarter of the prior year. For the fiscal year ended June 30, 2005, net revenue increased 7.6% to $531.1 million, compared to $493.8 million for fiscal 2004. Revenue growth for the quarter and fiscal year primarily reflects a growing demand for medical transportation and subscription fire protection services, as well as increasing rates in both the medical transportation and fire protection businesses.

Fourth quarter net income for 2005 was $73.4 million or $2.95 per diluted share (including $71.5 million or $2.87 per diluted share relating to the deferred tax adjustment described below) compared to net income of $1.3 million, or $0.06 per diluted share in the prior year fourth quarter. For the fiscal year ended June 30, 2005, the company reported net income of $77.9 million or $3.23 per diluted share (including $71.5 million or $2.96 per diluted share relating to the deferred tax adjustment described below) compared to net income of $6.2 million, or $0.28 per diluted share, in fiscal 2004. Fourth quarter and full year net income for 2005 includes a $71.5 million deferred income tax benefit resulting from the reversal of valuation allowances associated with the company's deferred tax assets, primarily those relating to the company's net operating loss carryfowards, as realization of such benefit is currently considered likely. In addition to the deferred tax adjustment, fiscal year 2005 net income includes an $8.2 million loss on early debt extinguishment reported in the third quarter of 2005.

Jack Brucker, President and Chief Executive Officer, said, "Our continued strong financial performance reflects the targeted growth we have generated during the year to meet the steadily increasing demand for our services combined with operating improvements and cost-management initiatives that we have achieved.

Mr. Brucker continued, "We remain focused on continued market growth through the addition of select, new 911 contracts and the retention of contracts in locations where we have a well-established and growing operational base; advancing the technologies to ensure high-quality, reliable services and to protect the safety of our work force. Additionally, we continue to implement programs to enhance cash-flow performance, which is a foundation of our deleveraging strategy."

REVENUE TRENDING

Medical Transportation and Related Services: Fourth-quarter medical transportation and related services net revenue increased 10.3% to $121.7 million, compared to $110.3 million in the prior year's fourth quarter.

For fiscal 2005, medical transportation and related services net revenue increased 7.2% to $469.1 million, compared to $437.5 million for the prior year.

Same-service-area medical transportation and related service revenue increased 9.7% for the fourth quarter ended June 30, 2005, and 6.7% for the full fiscal year, when compared to the same prior-year periods. The company attributed approximately half of the revenue growth in this business to higher transport volume and half of the growth to rate increases.

Fire Services: Fourth-quarter fire services net revenue increased 8.3% to $13.9 million, compared to $12.8 million in the prior year's fourth quarter.

For fiscal 2005, fire services revenue increased 9.3% to $53.6 million, compared to $49.1 million for the prior year.

The company primarily attributes the quarterly growth in revenue as a result of an increase in the number of new fire subscription customers and, to a lesser extent, an increase in rates.

EBITDA RESULTS

For the fourth quarter, earnings before interest, taxes, depreciation and amortization (EBITDA) grew by 8.0% to $12.1 million, compared to $11.2 million for the prior-year comparable period. For the 12 months ended June 30, 2005, EBITDA was $47.6 million, compared to $47.9 million for the same period a year ago. Fiscal 2005 EBITDA includes the $8.2 million loss on early extinguishment of debt.

EBITDA is defined as earnings from continuing operations before interest expense (including costs related to early extinguishment of debt), interest income, income taxes, depreciation and amortization. The company regards EBITDA, which is widely used by analysts, investors, creditors, and other interested parties, as relevant and useful information. The company provides this information to permit additional analysis of its ability to meet future debt service, capital expenditures, and working capital requirements. Additionally, the company's management uses this information to evaluate the performance of its operating units. EBITDA is not intended to represent cash provided by operating activities as defined by generally accepted accounting principles, and it should not be considered as an indicator of operating performance or an alternative to cash provided by operating activities as a measure of liquidity. The company has provided a reconciliation of net income to EBITDA in the attached tables.

QUARTERLY OPERATING STATISTICS

Medical transport volume in the fourth quarter grew 5.1% to 272,556 transports, compared to 259,275 transports provided in the same period of the prior year.

Net/net EMS average patient charge ("net/net EMS APC") for the fourth quarter increased 7.3% to $334, compared to $311 for the fourth quarter of 2004. The company considers net/net EMS APC its best approximation of cash collected per transport. Average daily cash deposits for the fiscal year ended June 30, 2005 totaled $1.9 million, compared to $1.8 million for the same period in fiscal 2004.

Average quarterly days sales outstanding ("DSO") was 46 days for the three months ended June 30, 2005, compared to 45 days for the same period a year ago. The increase is primarily due to the company's exit in March 2005 from a fixed-price contract in Fort Worth, Texas.

Following is a summary of certain of the company's key operating statistics. Medical transports and net/net EMS APC statistics have been adjusted to eliminate discontinued operations for all periods presented:


----------------------- ----------------- ----------------- -------------- -------------- -------------
                           Q4 '04            Q1 '05            Q2 '05         Q3 '05         Q4 '05
                          (6/30/04)         (9/30/04)         (12/31/04)     (3/31/05)      (6/30/05)
----------------------- ----------------- ----------------- -------------- -------------- -------------
Medical Transports (1)      259,275           265,298           264,124        278,645        272,556
----------------------- ----------------- ----------------- -------------- -------------- -------------

Net/Net EMS  APC  (2)          $311              $317              $324           $330           $334
----------------------- ----------------- ----------------- -------------- -------------- -------------

DSO (QTD) (3)                    45                45                45             43             46
----------------------- ----------------- ----------------- -------------- -------------- -------------

(1) Medical transports from continuing operations are defined as actual emergency and non-emergency medical transports.

(2) Net/net EMS APC is defined as gross medical transport revenue less provisions for Medicare, Medicaid and other third-party payers, and doubtful accounts, divided by emergency and non-emergency transports from continuing operations.

(3) DSO is defined as average accounts receivable divided by consolidated net revenue per day, as calculated on a quarter-to-date basis.

ABOUT RURAL/METRO

Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 22 states and approximately 365 communities throughout the United States. For more information, visit the company's web site at www.ruralmetro.com.

The company will discuss these results in a conference call today beginning at 8 a.m. Pacific/11 a.m. Eastern. To access the conference call, dial 800-289-0496 (domestic) or (913) 981-5519 (international). The call also will be broadcast live on the company's web site at www.ruralmetro.com. A replay will be available from 12 Noon Eastern through midnight October 11, 2005. The number to call for the replay is (888) 203-1112. From international locations, (719) 457-0820. The required pass code to access the replay is 4850307. An archived webcast also will be available at www.ruralmetro.com.

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, timely completion of the fiscal 2005 audit reflecting results consistent with the unaudited results presented herein; the company's ability to collect its accounts receivable; competitors' actions; litigation and regulatory matters; and the company's ability to sustain operating cash flow, secure new contracts, retain existing contracts, improve earnings and operating margins. Additional factors that could affect the company are described in its Form 10-K for the year ended June 30, 2004 under the caption "Risk Factors" in the Management's Discussion and Analysis section, and other factors as described from time to time in the company's SEC filings. The company disclaims any obligation to update its forward-looking statements.

                               (Tables to Follow)

                              RURAL/METRO CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                   (unaudited)
                        (in thousands, except share data)

                                                                                        June 30,             June 30,
                                                                                          2005                 2004
                                                                                     ---------------      ---------------
                                       ASSETS

Current assets:
Cash                                                                                       $ 17,688       $       16,372
Accounts receivable, net                                                                     71,986               65,348
Current portion of accounts receivable from insurers                                          2,831                4,000
Inventories                                                                                  12,743               11,738
Current portion of deferred tax assets                                                        6,647                    -
Prepaid expenses and other                                                                    9,618                8,512
                                                                                     ---------------      ---------------
    TOTAL CURRENT ASSETS                                                                    121,513              105,970

Property and equipment, net                                                                  43,155               40,283
Goodwill                                                                                     39,344               41,100
Deferred tax assets                                                                          66,031                    -
Insurance deposits                                                                            9,037                9,244
Other assets                                                                                 23,987               18,610
                                                                                     ---------------      ---------------
        TOTAL ASSETS                                                                 $      303,067       $      215,207
                                                                                     ===============      ===============

                           LIABILITIES, MINORITY INTEREST
                         AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable                                                                     $       14,738       $       13,833
Accrued liabilities                                                                          44,487               46,202
Deferred revenue                                                                             19,429               17,541
Current portion of long-term debt                                                             1,497                1,495
                                                                                     ---------------      ---------------
    TOTAL CURRENT LIABILITIES                                                                80,151               79,071

Long-term debt, net of current portion                                                      305,478              304,057
Other liabilities                                                                            27,147               22,796
                                                                                     ---------------      ---------------
        TOTAL LIABILITIES                                                                   412,776              405,924
                                                                                     ---------------      ---------------

Minority interest                                                                             1,456                1,509
                                                                                     ---------------      ---------------

Stockholders' equity (deficit):
Common stock, $.01 par value 40,000,000 shares authorized, 24,117,499 and 21,890,816 shares issued and outstanding at June 30, 2005 and 2004,
  respectively                                                                                  241                  219
Additional paid-in capital                                                                  150,200              147,075
Treasury stock                                                                               (1,239)              (1,239)
Accumulated deficit                                                                        (260,367)            (338,281)
                                                                                     ---------------      ---------------
    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                                   (111,165)            (192,226)
                                                                                     ---------------      ---------------
        TOTAL LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY (DEFICIT)      $      303,067       $      215,207
                                                                                     ===============      ===============

                             RURAL/METRO CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                For The Three Months Ended June 30, 2005 and 2004
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                                                      % of                        % of
                                                                          2005      Net revenue       2004     Net revenue
                                                                      -----------------------------------------------------
Net revenue                                                           $    137,432      100.0%    $    124,815      100.0%
                                                                      -------------               -------------
Operating expenses:
    Payroll and employee benefits                                           69,706       50.7%          64,049       51.3%
    Provision for doubtful accounts                                         23,239       16.9%          22,802       18.3%
    Depreciation and amortization                                            2,817        2.0%           2,569        2.1%
    Other operating expenses                                                32,224       23.4%          28,327       22.7%
                                                                      -------------               -------------
        Total operating expenses                                           127,986       93.1%         117,747       94.3%
                                                                      -------------               -------------

Operating income                                                             9,446        6.9%           7,068        5.7%
    Interest expense                                                        (7,540)      -5.5%          (7,137)      -5.7%
    Interest income                                                             78        0.1%              30        0.0%
                                                                      -------------               -------------

Income (loss) from continuing operations before income
 taxes and minority interest                                                 1,984        1.4%             (39)       0.0%
Income tax benefit (provision)                                              71,700       52.2%             (11)       0.0%
Minority interest                                                              (62)       0.0%             873        0.7%
                                                                      -------------               -------------

Income from continuing operations                                           73,622       53.6%             823        0.7%
Income (loss) from discontinued operations                                    (197)      -0.1%             440        0.4%
                                                                      -------------               -------------

NET INCOME                                                                  73,425       53.4%           1,263        1.0%
Less: Net income allocated to redeemable nonconvertible participating
     preferred stock under the two-class method                                  -                        (286)
Less: Accretion of redeemable nonconvertible participating
     preferred stock                                                             -                      (1,707)
Add: Credit related to settlement of redeemable nonconvertible
     participating preferred stock with common shares                            -                      10,066
                                                                      -------------               -------------
NET INCOME APPLICABLE TO COMMON STOCK                                 $     73,425                $      9,336
                                                                      =============               =============

Income (loss) per share:
    Basic -
        Income from continuing operations applicable to common stock  $       3.14                $       0.53
        Income (loss) from discontinued operations
         applicable to common stock                                          (0.01)                       0.02
                                                                      -------------               -------------
            NET INCOME                                                $       3.13                $       0.55
                                                                      =============               =============

    Diluted -
        Income from continuing operations applicable to common stock  $       2.96                $       0.04
        Income (loss) from discontinued operations
         applicable to common stock                                          (0.01)                       0.02
                                                                      -------------               -------------
            NET INCOME                                                $       2.95                $       0.06
                                                                      =============               =============


Average number of common shares outstanding - Basic                         23,475                      16,910
                                                                      =============               =============
Average number of common shares outstanding - Diluted                       24,910                      22,561
                                                                      =============               =============

                             RURAL/METRO CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                    For The Year Ended June 30, 2005 and 2004
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                                                             % of                        % of
                                                                                  2005     Net revenue        2004     Net revenue
                                                                           -----------------------------  --------------------------
Net revenue                                                                $      531,084      100.0%     $     493,773      100.0%
                                                                           ---------------                --------------
Operating expenses:
    Payroll and employee benefits                                                 272,574       51.3%           254,757       51.6%
    Provision for doubtful accounts                                                87,298       16.4%            86,717       17.6%
    Depreciation and amortization                                                  11,046        2.1%            10,990        2.2%
    Other operating expenses                                                      119,033       22.4%           111,217       22.5%
                                                                           ---------------                --------------
        Total operating expenses                                                  489,951       92.3%           463,681       93.9%
                                                                           ---------------                --------------

Operating income                                                                   41,133        7.7%            30,092        6.1%
    Interest expense                                                              (29,579)      -5.6%           (29,243)      -5.9%
    Interest income                                                                   305        0.1%                97        0.0%
    Loss on early extinguishment of debt                                           (8,170)      -1.5%                 -        0.0%
                                                                           ---------------                --------------

Income from continuing operations before
  income taxes and minority interest                                                3,689        0.7%               946        0.2%
Income tax benefit (provision)                                                     71,318       13.4%              (279)      -0.1%
Minority interest                                                                    (102)       0.0%               475        0.1%
                                                                           ---------------                --------------

Income from continuing operations                                                  74,905       14.1%             1,142        0.2%
Income from discontinued operations                                                 3,009        0.6%             5,069        1.0%
                                                                           ---------------                --------------

Net income                                                                         77,914       14.7%             6,211        1.3%
Less: Net income allocated to redeemable nonconvertible
    participating preferred stock under the two-class method                            -                        (1,262)
Less: Accretion of redeemable nonconvertible participating
     preferred stock                                                                    -                        (6,320)
Add: Credit related to settlement of redeemable nonconvertible
    participating preferred stock with common shares                                    -                        10,066
                                                                           ---------------                --------------
Net income applicable to common stock                                      $       77,914                 $       8,695
                                                                           ===============                ==============

Income per share:
    Basic -
        Income from continuing operations applicable to common stock       $         3.31                 $        0.28
        Income from discontinued operations applicable to common stock               0.13                          0.24
                                                                           ---------------                --------------
            Net income                                                     $         3.44                 $        0.52
                                                                           ===============                ==============

    Diluted -
        Income from continuing operations applicable to common stock       $         3.11                 $        0.05
        Income from discontinued operations applicable to common stock               0.12                          0.23
                                                                           ---------------                --------------
            Net income                                                     $         3.23                 $        0.28
                                                                           ===============                ==============


Average number of common shares outstanding - Basic                                22,674                        16,645
                                                                           ===============                ==============
Average number of common shares outstanding - Diluted                              24,105                        21,817
                                                                           ===============                ==============

                             RURAL/METRO CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    For The Year Ended June 30, 2005 and 2004
                                   (unaudited)
                                 (in thousands)

                                                                             2005              2004
                                                                       ---------------   ---------------
Cash flows from operating activities:
Net income                                                             $       77,914    $        6,211
Adjustments to reconcile net income to cash provided by
    operating activities -
    Provision for doubtful accounts                                            88,030            91,477
    Deferred income taxes                                                     (71,464)                -
    Depreciation and amortization                                              11,630            12,256
    Non-cash insurance adjustments                                             (6,725)             (722)
    Non-cash portion of loss on early extinguishment of debt                    5,668                 -
    Amortization of deferred financing costs                                    2,604             2,753
    Accretion of 12.75% Senior Discount Notes                                   2,066                 -
    Loss on sale of property and equipment                                        454                39
    Earnings (losses) of minority shareholder                                     102              (475)
    Tax benefit from the exercise of stock options                                 97                 -
    Amortization of debt discount                                                  17                26
Change in assets and liabilities -
    Accounts receivable                                                       (94,668)          (96,397)
    Accounts receivable from insurers                                           1,429            (1,195)
    Inventories                                                                (1,005)             (234)
    Prepaid expenses and other                                                 (3,218)           (1,957)
    Insurance deposits                                                         (5,311)           (2,449)
    Other assets                                                                   81            (7,586)
    Accounts payable                                                              750                55
    Accrued liabilities                                                         2,168           (11,920)
    Deferred revenue                                                            1,888             1,227
    Other liabilities                                                          12,348            23,392
                                                                       ---------------   ---------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES                              24,855            14,501
                                                                       ---------------   ---------------

Cash flows from investing activities:
Capital expenditures                                                          (12,521)           (8,646)
Proceeds from the sale of property and equipment                                  149               225
                                                                       ---------------   ---------------
        NET CASH USED IN INVESTING ACTIVITIES                                 (12,372)           (8,421)
                                                                       ---------------   ---------------

Cash flows from financing activities:
Repayment of credit facility due December 2006                               (152,555)           (1,000)
Repayment of 7.875% Senior Notes due March 2008                              (150,000)                -
Cash provided under Term Loan B                                               135,000                 -
Issuance of 9.875% Senior Subordinated Notes                                  125,000                 -
Issuance of 12.75% Senior Discount Notes                                       50,209                 -
Repayment of debt                                                              (8,393)           (1,248)
Cash paid for debt issuance costs                                             (13,478)             (515)
Issuance of common stock                                                        3,050               494
                                                                       ---------------   ---------------
        NET CASH USED IN FINANCING ACTIVITIES                                 (11,167)           (2,269)
                                                                       ---------------   ---------------

Increase in cash                                                                1,316             3,811
Cash, beginning of year                                                        16,372            12,561
                                                                       ---------------   ---------------
CASH, END OF YEAR                                                      $       17,688    $       16,372
                                                                       ===============   ===============

Non-cash investing activities:
Landlord funded leasehold improvements for new
corporate headquarters                                                 $        1,828    $            -
                                                                       ===============   ===============

                             RURAL/METRO CORPORATION
                      RECONCILIATION OF EBITDA TO CASH FLOW
                        PROVIDED BY OPERATING ACTIVITIES
                                   (unaudited)
                                 (in thousands)

                                                                         Three Months Ended              Twelve Months Ended
                                                                         ------------------              -------------------
                                                                            June 30,                           June 30,
                                                                            --------                           --------
                                                                    2005              2004             2005              2004
                                                               ---------------   ---------------   --------------   ---------------
Net income                                                     $       73,425    $        1,263    $      77,914    $        6,211
Add back:
    Depreciation and amortization                                       2,867             2,808           11,632            12,256
    Interest expense                                                    7,540             7,137           29,579            29,243
    Interest income                                                       (83)              (30)            (310)              (97)
    Income tax (benefit) provision                                    (71,654)               24          (71,257)              311
                                                               ---------------   ---------------   --------------   ---------------

EBITDA                                                                 12,095            11,202           47,558            47,924

Increase (decrease):
    Interest expense                                                   (7,540)           (7,137)         (29,579)          (29,243)
    Interest income                                                        83                30              310                97
    Income tax benefit (provision)                                     71,654               (24)          71,257              (311)
    Provision for doubtful accounts                                    23,429            23,302           88,030            91,477
    Deferred income taxes                                             (71,464)                -          (71,464)                -
    Non-cash insurance adjustments                                     (6,725)             (722)          (6,725)             (722)
    Non-cash portion of loss on early extinguishment of debt                -                 -            5,668                 -
    Amortization of deferred financing costs                              672               670            2,604             2,753
    Accretion of 12.75% Senior Discount Notes                           1,586                 -            2,066                 -
    Loss (gain) on sale of property and equipment                         328               (65)             454                39
    Earnings (losses) of minority shareholder                              62              (873)             102              (475)
    Tax benefit from the exercise of stock options                        (62)                 -              97                 -
    Amortization of debt discount                                           -                 7               17                26
    Changes in operating assets and liabilities                        (7,440)          (16,655)         (85,540)          (97,064)
                                                               ---------------   ---------------   --------------   ---------------

        Net cash provided by operating actvities               $       16,678    $        9,735    $      24,855    $       14,501
                                                               ===============   ===============   ==============   ===============